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                                                        Exhibit 4(g)

                         GUARANTY AGREEMENT

          This GUARANTY AGREEMENT made and entered into as of November 1, 1995, by and between MRL, INC., a corporation organized and existing under the laws of the State of Missouri (the "Guarantor"), and the Department of Industrial Development of the State of Arkansas, an agency of the State of Arkansas (the "Department"), together with any successor thereof or any assignee of the City of Piggott, Arkansas Industrial Development Refunding Revenue Bond - MRL, Inc. Project, Series 1995 (the "Bond").

          WITNESSETH:

          WHEREAS, the City of Piggott, Arkansas (the "City") is authorized and empowered under the provisions of Title 14, Chapter 164, Subchapter 2 of the Arkansas Code of 1987 Annotated (the "Act"), to issue revenue bonds and to expend the proceeds thereof to finance and refinance land, buildings and facilities which can be used in securing or developing industry; and

          WHEREAS, the City has heretofore authorized and issued its Industrial Development Revenue Bonds - Missouri Research Laboratories, Inc. Project, Series A, dated May 1, 1984 (the "Prior Bonds"), in the original principal amount of $1,000,000, for the purpose of financing the costs of acquiring and installing equipment (the "Project") at a manufacturing plant located at 1258 East Main Street in the City (the "Plant"); and

          WHEREAS, the Project is being leased by the City to the Guarantor (formerly Missouri Research Laboratories, Inc.), pursuant to a Lease and Agreement dated as of May 1, 1984 (the "Original
Lease Agreement"); and

          WHEREAS, the Prior Bonds are guaranteed by the Department, pursuant to a Guaranty of Payment of Industrial Development Revenue Bonds dated as of May l, 1984 (the "1984 Guaranty"), among the City, the Department and Boatmen's Trust Company (as successor to Centerre Trust Company of St. Louis), as Trustee (the "Trustee"); and

          WHEREAS, the Prior Bonds were issued under and are secured by a Trust Indenture between the City and the Trustee, dated as of May 1, 1984 (the "1984 Indenture"), pursuant to which the City granted a security interest in the Project in favor of the Trustee to secure the Prior Bonds; and

          WHEREAS, the City has assigned its rights to payments due under the Original Lease Agreement to pay the principal of and interest on the Prior Bonds when due; and



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          WHEREAS, the Department is subrogated to the rights of
the City and the Trustee to the extent of payments made under the 1984 Guaranty; and

          WHEREAS, the Department made the principal and interest payment due on the Prior Bonds on May 1, 1995, because the Guarantor failed to make its rental payment due under the Original Lease Agreement on that date; and

          WHEREAS, the Guarantor remains in default under the Original Lease Agreement; and

          WHEREAS, the Department proposes to redeem the Prior
Bonds on November 1, 1995, by paying the outstanding principal amount of the Prior Bonds, plus accrued interest; and

          WHEREAS, the Department has the option to foreclose on the Project and accelerate payments due from the Guarantor under the Original Lease Agreement; and

          WHEREAS, in lieu of exercising its right to foreclose on the Project, the Department has offered, and the City and the Guarantor have agreed, to restructure the debt represented by the Prior Bonds by the City issuing its Industrial Development Refunding Bond - MRL, Inc. Project, series 1995 (the "Bond") to the Department under the Act, and by continuing to lease the Project to the Guarantor through an extension of the term of the Original Lease Agreement and a restructuring of the payments due as rent thereunder pursuant to a First Supplemental Lease and Agreement, dated as of November 1, 1995 (the "First Supplemental Lease"); and

          WHEREAS, the Bond is being issued in an amount equal to the principal amount of the Prior Bonds outstanding on October 31, 1995, the interest on the Prior Bonds due November 1, 1995, the amounts that have been heretofore advanced by the Department to pay principal and interest on the Prior Bonds, and the expenses of issuing the Bond; and

          WHEREAS, the Original Lease Agreement, as amended and supplemented by the First Supplemental Lease, is hereinafter collectively referred to as the "Lease Agreement;" and

          WHEREAS, the Bond will be issued under and pursuant to an Indenture, dated as of November 1, 1995 between the City and the Department (the "Indenture"); and

          WHEREAS, Guarantor is desirous that the City issue the Bond and is willing to enter into this Guaranty in order to induce the Department to purchase the Bond;


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          NOW, THEREFORE, in consideration of the premises and as
an inducement to the purchase of the Bond by the Department and all who shall thereafter at any time become a registered owner of the Bond, Guarantor does hereby, subject to the terms hereof, covenant and agree with the Department as follows:

                            ARTICLE I
           Representations and Warranties of Guarantor
           -------------------------------------------

                 Section 1.1.  Guarantor does hereby represent and
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warrant that:

                 (a) it is a corporation duly incorporated and in good standing under the laws of the State of Missouri, is duly authorized to do business in the State of Arkansas, is not in violation of any provision of its Articles of Incorporation or its bylaws, has power to enter into this Guaranty Agreement, has duly authorized the execution and delivery of this Guaranty Agreement by proper corporate action and neither this Guaranty Agreement, the execution and delivery hereof nor the agreements herein contained are prevented, limited by or contravene or constitute a default under any agreement, instrument or indenture to which Guarantor is a party or by which it is bound or any provisions of its Articles of Incorporation; and

                 (b)  the assumption by Guarantor of its
obligations hereunder will result in a financial benefit to Guarantor.

                           ARTICLE II
                    Covenants and Agreements
                    ------------------------

          Section 2.1.  Guarantor hereby unconditionally guarantees
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to the Department (a) the full and prompt payment of the principal of the bond when and as the same becomes due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, and (b) the full and prompt payment of interest on the
Bond when and as the same becomes due.   All payments by Guarantor
shall be paid in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Each and every default in payment of the principal of or interest on the Bond shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

          Section 2.2.  The obligations of Guarantor under this
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Guaranty Agreement shall be absolute and unconditional and shall remain in full force and effect until the entire principal of and interest on the Bond shall have paid, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the


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following whether or not with notice to,  or the consent of,
Guarantor:

          (a) the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of the City under the Indenture or the Lease Agreement;

          (b) the failure to give notice to Guarantor of the occurrence of an event of default under the terms and provisions of this Guaranty Agreement, the Indenture or the Lease Agreement;

          (c) the assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of the City in the Project or any failure of title with respect to the City's interest in the Project;

          (d) the waiver by the Department or the City of the payment, performance or observance by the City or Guarantor of any of the obligations, covenants or agreements of either of them contained in the Indenture or this Guaranty Agreement;

          (e) the extension of the time for payment of any principal of or interest on the Bond under this Guaranty Agreement or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture or this Guaranty Agreement or the extension or the renewal of either thereof;

          (f) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Indenture or the Lease Agreement;

          (g) the taking or the omission of any of the actions referred to in the Indenture, or the taking of any action under this Guaranty Agreement;

          (h) any failure, omission, delay or lack on the part of the City or the Department to enforce, assert or exercise any right, power or remedy conferred on the City or the Department in this Guaranty Agreement or the Indenture, or any other act or acts on the part of the City or the Department;


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          (i)    the voluntary or involuntary liquidation,
          dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceeding affecting Guarantor or the City or any of the assets of either of them, or any allegation or contest of the validity of this Guaranty Agreement in any such proceeding;

          (j) to the extent permitted by law, the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty Agreement by operation of law; or

          (k) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty Agreement.

          Section 2.3.   No setoff,  counterclaim, reduction or
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diminution of an obligation, or any defense of any kind or nature which Guarantor has or may have against the City or the Department shall be available hereunder to Guarantor against the Department.

          Section 2.4.  In the event of a default in the payment of
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principal of the Bond when and as the same shall become due, whether at the stated maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Bond when and as the same shall become due, the Department may proceed hereunder and the Department, in its sole discretion, shall have the right to proceed first and directly against Guarantor under this Guaranty Agreement without proceeding against or exhausting any other remedies which it may have and without resorting to any other security held by the City or the Department.

          Section 2.5.  Guarantor hereby expressly waives notice
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from the Department of its acceptance and reliance on this Guaranty
Agreement. Guarantor agrees to pay all costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Department in enforcing or attempting to enforce this Guaranty Agreement following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

          Section 2.6. Guarantor will maintain its corporate
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existence and will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or


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merge into another corporation or permit one or more other
corporations to consolidate with or merge into it; provided, however, Guarantor may, without violating such agreement, consolidate with or merge into another domestic corporation (that is, a corporation organized and existing under the laws of one of the states of the United States of America), or permit one or more other domestic corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve on the condition that such successor corporation shall expressly assume in writing all of the obligations of Guarantor contained in this Guaranty Agreement, that the net tangible assets of the successor corporation after the consolidation, merger or sale be at least equal to the net tangible assets of Guarantor immediately prior to such consolidation, merger or sale, and that such successor corporation qualifies to do business in the State of Arkansas. In the event of such consolidation, merger or sale, as permitted by this Section, and the assumption by the surviving, resulting or transferee corporation of the obligations hereof, Guarantor shall be relieved of all further obligations hereunder. As used herein, "net tangible assets" means all assets of the corporation (except there shall not be included goodwill) less all liabilities of Guarantor or the other corporation, as the case may be.

          Section 2.7.  This Guaranty Agreement is entered into by
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Guarantor for the benefit of the Department and the subsequent owners from time to time of the Bond, all of whom shall be entitled to enforce performance and observance of this Guaranty Agreement to the same extent provided for enforcement of remedies under the Indenture.

                           ARTICLE III
    Notice and Service of Process, Pleadings and Other Papers
    ---------------------------------------------------------

          Section 3.1.  Guarantor covenants that it is and will
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remain subject to service of process in the State of Arkansas so
long as the Bond is outstanding.   If for any reason Guarantor
should not remain so subject, Guarantor hereby designates and appoints, without power of revocation, the Secretary of State of the State of Arkansas, as the agent of Guarantor upon whom may be served all process, pleadings, notices or other papers which may be served upon Guarantor as a result of any of its obligations under this Guaranty Agreement.


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                           ARTICLE IV
                         Miscellaneous
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          Section 4.1.  The obligations of Guarantor  hereunder
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shall arise absolutely and unconditionally when the Bond shall have been issued, sold and delivered by the City to the Department.

          Section 4.2. No remedy herein conferred upon or reserved
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to the Department is intended to be exclusive of any other
available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time as often as may be deemed expedient. In order to entitle the Department to exercise any remedy reserved to it in this Guaranty Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Guaranty Agreement should be breached by Guarantor and thereafter duly waived by the Department, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any
other  breach  hereunder.    No  waiver,  amendment,  release  or
modification of this Guaranty Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the Department.

          Section 4.3.  This Guaranty Agreement constitutes the
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entire  agreement,  and  supersedes  all  prior  agreements  and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          Section 4.4.  The invalidity or unenforceability of any
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one or more phrases,  sentences,  clauses or sections in this
Guaranty Agreement shall not affect the validity or enforceability of the remaining portions of this Guaranty Agreement, or any part thereof.

          Section 4.5.  This Guaranty Agreement shall be construed
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and enforced in accordance with the laws of the State of Arkansas.

          Section  4.6.     All  the  covenants,   stipulations,
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provisions, agreements, rights, remedies and claims of the parties hereto in this Guaranty Agreement contained shall bind and inure to the benefit of their successors and assigns.


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          IN WITNESS WHEREOF, Guarantor has caused this Guaranty
Agreement to be executed in its name and behalf and attested by its duly authorized officers, and in order to note its acceptance of, and reliance on, this Guaranty Agreement, the Department has caused this Guaranty Agreement to be executed in its name and behalf and attested by its duly authorized officers, all as of the date first above written.


                                  MRL, INC.
ATTEST:

                                  By: /s/ Larry J. Stallings
/s/ John P. Walsh                     --------------------------------
------------------------------            President
Assistant Secretary                   --------------------------------
------------------------------                    (Title)
             (Title)

(SEAL)                            DEPARTMENT OF INDUSTRIAL
                                  DEVELOPMENT OF THE STATE OF
                                  ARKANSAS

ATTEST:
                                  By: --------------------------------

------------------------------        --------------------------------
                                                  (Title)
------------------------------
             (Title)

(SEAL)


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